UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

CARDINAL ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E, Union City, IN	47390
(Address of principal executive offices)	(Zip Code)

(765)-964-3137
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 29, 2018, Cardinal Ethanol, LLC ("Cardinal") and its primary lender, First National Bank of Omaha, executed a Twelfth Amendment of First Amended and Restated Construction Loan Agreement to be effective as of December 31, 2017, which amends the First Amended and Restated Construction Loan Agreement dated June 10, 2013 (the "Amendment"). In connection therewith, Cardinal also executed a Grain Loadout Facility Term Note. The primary purpose of the Amendment was to convert the construction loan for the grain receiving and train loading facility to term debt (the "Grain Loadout Facility Loan"). The Grain Loadout Facility Loan is for a maximum of $10,000,000 and the interest rate is based on the 3-month LIBOR plus two hundred ninety basis points. The Grain Loadout Loan requires monthly installment payments of principal and interest of approximately $119,048, commencing on February 1, 2018, with a final maturity date of February 28, 2023.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits.

Exhibit No.	Description

99.1 Twelfth Amendment of First Amended and Restated Construction Loan Agreement
        99.2 Grain Loadout Facility Term Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: January 30, 2018	/s/ William Dartt
William Dartt, Chief Financial Officer and Treasurer
(Principal Financial Officer)